CASABLANCA CAPITAL

Supplemental Materials

July 2014

This presentation with respect to Cliffs Natural Resources, Inc. ("Cliffs" or the "Company") is for general informational purposes only. It does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive this presentation, and should not be taken as advice on the merits of any investment decision. The views expressed herein represent the opinions of Casablanca Capital LP ("Casablanca"), and are based on publicly available information and Casablanca analyses. Certain financial information and data used herein have been derived or obtained from filings made with the SEC by the Company or other companies considered comparable, and from other third party reports. Casablanca has not sought or obtained consent from any third party to use any statements or information indicated herein. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No representation or warranty is made that data or information, whether derived or obtained from filings made with the SEC or from any third party, are accurate.

There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of Casablanca's action plan set forth herein are based on assumptions that Casablanca believes to be reasonable, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security. Casablanca reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Casablanca disclaims any obligation to update the information contained herein.

Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security. Private investment funds advised by Casablanca currently hold shares of the Company's common stock. Casablanca manages investment funds that are in the business of trading – buying and selling – public securities. It is possible that there will be developments in the future that cause Casablanca and/or one or more of the investment funds it manages, from time to time (in open market or privately negotiated transactions or otherwise), to sell all or a portion of their shares (including via short sales), buy additional shares or trade in options, puts, calls or other derivative instruments relating to such shares. Casablanca and such investment funds also reserve the right to take any actions with respect to their investments in the Company as they may deem appropriate.

CASABLANCA CAPITAL LP, DONALD G. DRAPKIN AND DOUGLAS TAYLOR (COLLECTIVELY, "CASABLANCA") HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF CLIFFS NATURAL RESOURCES INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CASABLANCA, ROBERT P. FISHER, JR., CELSO LOURENCO GONCALVES, JOSEPH RUTKOWSKI, JAMES S. SAWYER AND GABRIEL STOLIAR (COLLECTIVELY, THE "PARTICIPANTS") BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, OKAPI PARTNERS LLC, CASABLANCA'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL-FREE AT (877) 274-8654.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY CASABLANCA WITH THE SEC ON JUNE 12, 2014 AND IN THE DEFINITIVE ADDITIONAL MATERIALS ON SCHEDULE 14A FILED BY CASABLANCA WITH THE SEC ON JULY 1, 2014 AND JULY 3, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Casablanca's Board nominees are highly qualified…



Lourenco Goncalves
Former Metals USA CEO



Rip Fisher
Former Goldman Sachs Head of Mining



Joseph Rutkowski
Former Nucor EVP



James Sawyer
Former Praxair CFO



Gabriel Stoliar
Former Vale CFO and EVP



Douglas Taylor
Managing Partner and CIO, Casablanca

…and will bring much-needed skills to Cliffs' Board…

Nominees	Skills They Will Bring to Cliffs
Lourenco Goncalves	• Provide proven CEO leadership • Set and implement a focused strategy • Establish an ownership culture aligned with shareholders
Rip Fisher	• Align executive compensation with shareholder value • Provide M&A and capital markets expertise
Joseph Rutkowski	• Instill capital discipline • Identify core growth opportunities
James Sawyer	• Instill financial and strategic discipline • Define best-in-class practices
Gabriel Stoliar	• Provide unparalleled knowledge of iron ore markets • Advise on asset reconfiguration
Douglas Taylor	• Instill shareholder attitude in Board • Provide strategic and transactional expertise

...with deep experience across multiple disciplines

Name	Metals & Mining Experience	Public Company Experience			Financial/Transactional Experience		Independence	
		CEO	Other Executive	Board	Investment Banking	Principal Investing	From Cliffs	From Casablanca
Lourenco Goncalves	✓	✓	✓	✓			✓	✓
Rip Fisher	✓			✓	✓	✓	✓	✓
Joseph Rutkowski	✓		✓				✓	✓
James Sawyer			✓				✓	✓
Gabriel Stoliar	✓		✓	✓		✓	✓	✓
Douglas Taylor				✓	✓	✓	✓	

Lourenco Goncalves



- Mr. Goncalves served as Chairman of the Board, President and Chief Executive Officer of Metals USA Holdings Corp., a leading American manufacturer and processor of steel and other metals, from May 2006 through April 2013, and was President, Chief Executive Officer and a director of the company since February 2003
- Prior to Metals USA, Mr. Goncalves served as President and Chief Executive Officer of California Steel Industries, Inc. from March 1998 to February 2003
- From 1981 to 1998 he was employed by Companhia Siderúrgica Nacional ("CSN"), a leading steel and mining company in Brazil, where he held several positions in operations and sales
- From October 2011 until April 2014, Mr. Goncalves served as a board member of Ascometal SAS, a manufacturer of special steel headquartered in Paris, France
- Mr. Goncalves earned a Masters of Science degree in Metallurgical and Mining Engineering from the Federal University of Minas Gerais in Belo Horizonte, Brazil and a Bachelor's degree in Metallurgical Engineering from the Military Institute of Engineering in Rio de Janeiro, Brazil
- Mr. Goncalves' qualifications as director include his more than 30 years of experience in the metals and mining industries, and his extensive experience serving on the boards of directors in the United States and abroad

Rip Fisher



- Mr. Fisher serves as the President and Chief Executive Officer of George F. Fisher, Inc., a private investment company that manages a portfolio of public and private investments, and has done so since 2002
- Mr. Fisher served in various positions with Goldman, Sachs & Co., an American multinational investment banking firm, from 1982 until 2001, eventually serving as Managing Director and head of its Canadian Corporate Finance and Canadian Investment Banking units for eight years
- Mr. Fisher worked extensively with many of the leading North American metals and mining companies, and also served as the head of Goldman's Investment Banking Mining Group
- Mr. Fisher served as a director of CML HealthCare, Inc., a leading provider of private laboratory testing services, from 2010 until 2013
- Mr. Fisher served on CML's Audit and Corporate Governance Committees, and as the Chairman of CML's Human Resources Committee, Chief Executive Officer Search Committee and the Special Committee to consider strategic alternatives; during his term, Mr. Fisher's committees hired a new Chief Executive Officer, re-aligned management compensation plans, and the company was sold for a 49% premium to the public price
- Mr. Fisher currently serves as Vice President and Scholarship Committee Chair of Sailfish Point Foundation, a non-profit foundation, since 2012; he served as President of Westchester Youth Soccer League, a non-profit organization, from 2004 until 2011
- Mr. Fisher holds a Bachelor of Arts degree from Dartmouth College and a Master of Arts degree in Law and Diplomacy from Tufts University
- Mr. Fisher's qualifications as director include his vast experience in the investment and finance industries which included advising the boards of numerous public companies, and his previous directorship

Joseph Rutkowski



- Mr. Rutkowski spent 21 years at Nucor Corporation ("Nucor"), the largest steel producer in the United States prior to his departure in 2010
- Mr. Rutkowski began his career with Nucor in 1989 at Nucor Cold Finish, a division of Nucor and the largest cold finished bar producer in North America
- He served as manager of melting and casting at the Nucor steel division from 1991 until 1992 and general manager of Nucor from 1992 until 1998
- He was promoted to Vice President in 1993 and Executive Vice President in 1998
- Mr. Rutkowski holds a Bachelor's of Science in Mechanics and Materials Science from Johns Hopkins University
- Mr. Rutkowski's qualifications as director include over 30 years of experience in the steel industry, including 12 years of service as an Executive Vice President of Nucor, a publicly traded Fortune 300 company
- Mr. Rutkowski currently serves as a Principal at Winyah Advisors LLC, a management consulting firm, and has served in this role since 2010

James Sawyer



- From 2000 until his retirement in December 2013, Mr. Sawyer served as the Chief Financial Officer of Praxair Inc., the largest industrial gases company in North and South America; he was also named as Executive Vice President of Praxair Inc. in November 2006
- Mr. Sawyer was listed as one of the 25 best Chief Financial Officers of 2012 by the Wall Street Journal; he was also named Senior Financial Officer of the year by Chemical Week magazine in 2003 and received the Institutional Investor Chief Financial Officer of the Year award in 2004
- Mr. Sawyer holds an undergraduate degree from Wesleyan University and a master's degree from the Sloan School of Management at the Massachusetts Institute of Technology

Gabriel Stoliar



- Mr. Stoliar currently serves as managing partner of Studio Investimentos, an asset management firm focused on Brazilian equities, where he has served since 2009
- Mr. Stoliar serves as Chairman of the board of directors at Tupy S.A., a publicly-traded foundry and casting company, and has done so since 2009
- Mr. Stoliar has also served on the boards of directors of Knijnik Engenharia Integrada, an engineering company, and LogZ Logistica Brasil S.A., a ports logistic company, since 2013 and 2011, respectively
- Mr. Stoliar previously served as the Chief Financial Officer and Head of Investor Relations and subsequently as Executive Director of Planning and Business Development at Vale S.A., a Brazilian multinational diversified metals and mining company, from 1997 until 2008
- He was an Executive Director at BNDES Participações from 1994 to 1997
- Mr. Stoliar holds a Bachelor's of Science in Industrial Engineering from the Universdade Federal do Rio de Janeiro, a post graduate degree in Production Engineering with focus in Industrial Projects and Transportation from the Universdade Federal do Rio de Janeiro and an Executive MBA from PDGSDE/ RJ
- Mr. Stoliar's qualifications as director include his vast experience in and relating to the metals and mining industries along with his extensive experience serving on various boards of directors

Douglas Taylor



- Mr. Taylor has served as Managing Partner and Co-Chief Investment Officer of Casablanca Capital LP, a hedge fund, since he co-founded it in 2010
- Prior to Casablanca, Mr. Taylor was a Managing Director at Lazard Freres & Co. LLC, a leading financial advisory and asset management firm, from 2002 until 2010
- From 2000 until 2001, Mr. Taylor served as a Managing Director of Dresdner Kleinwort Benson, and from 1993 until 2000, he held various positions, including Managing Director at Wasserstein Perella, a global mergers and acquisitions advisory and investment firm, which was bought by Dresdner Bank
- Mr. Taylor began his investment banking career at Toronto Dominion Bank, a Canadian multinational banking and financial services corporation, where he served as Associate from 1990 until 1993
- From 2008 to 2010, Mr. Taylor was the Chief Financial Officer and director at Sapphire Industrials Corp., a blank check company formed for the purpose of effecting business combinations with one or more operating businesses
- Mr. Taylor holds a Bachelor of Arts degree in Economics from McGill University and a Master of Arts degree in International Affairs from Columbia University School of International and Public Affairs